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                                                                 Exhibit i(I)(5)



                                  July 25, 2005



Eclipse Funds Inc.
51 Madison Avenue
New York, New York  10010

          Re:  Registration Statement on Form N-1A:
               1933 Act File No.:  033-36962
               1940 Act File No.:  811-06175
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Ladies and Gentlemen:

     We have served as special Maryland counsel to Eclipse Funds, Inc., a Maryland corporation (the "Company"), registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with certain matters of Maryland law arising out of the registration and issuance of an indefinite number of shares of a series of common stock, $.01 par value per share ("Common Stock"), of the Company designated as shares of the Company's MainStay Large Cap Opportunity Fund (the "Shares"), further classified as Class A, Class B, Class C and Class I Shares, covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Post-Effective Amendment to the Registration Statement relating to the Shares, substantially in the form in which it was transmitted to the Commission under the 1933 Act and the 1940 Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

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Eclipse Funds Inc.
July   , 2005
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     4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     5. Resolutions adopted by the Board of Directors of the Company (the "Resolutions") relating to the authorization of the issuance of the Shares at net asset value in a continuous public offering, certified as of a recent date by an officer of the Company;

     6. A certificate executed by an officer of the Company, dated as of a recent date; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that: